UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2024

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Digital World Acquisition Corp.
3109 Grand Ave, #450
Miami, FL 33133
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, Digital World Acquisition Corp., a Delaware corporation (“Digital World”), DWAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), ARC Global Investments II, LLC, a Delaware limited liability company (“ARC”), in the capacity as the representative of the stockholders of Digital World (which has been replaced and succeeded by RejuveTotal LLC, a New Mexico limited liability company effective as of March 14, 2024), and TMTG’s General Counsel in his capacity as the representative of the stockholders of TMTG, entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, the Second Amendment to Agreement and Plan of Merger, dated August 9, 2023, and the Third Amendment to Agreement and Plan of Merger, dated September 29, 2023, the “Merger Agreement”), pursuant to which, among other transactions, on March 25, 2024 (the “Closing Date”), Merger Sub merged with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly owned subsidiary of Digital World (the “Business Combination”). In connection with the closing of the Business Combination, Digital World changed its name to “Trump Media & Technology Group Corp.” (sometimes referred to herein as “Public TMTG”) and TMTG changed its name to TMTG Sub Inc.

On March 22, 2024, Digital World held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, Digital World stockholders voted to approve the Business Combination with TMTG and related proposals. Prior to the Special Meeting, holders of a total of 4,939 shares of Digital World Class A common stock, par value $0.0001, had validly elected to redeem their Digital World Class A common stock for cash at a price of approximately $10.92 per share in connection with the Special Meeting.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to Digital World and its consolidated subsidiaries prior to the Closing Date and Public TMTG and its consolidated subsidiaries following the Closing Date. All references herein to the “Board” refer to the board of directors of Digital World or Public TMTG, as applicable. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive final prospectus and definitive proxy statement, dated February 16, 2024 and as amended and supplemented pursuant to Rule 425 under the Securities Act (the “Proxy Statement/Prospectus”) and such definitions are incorporated herein by reference.

As a result of, and in connection with, the Closing, among other things, (i) the second amendment and restatement to the amended and restated certificate of incorporation of Digital World (the “Amended Charter”) redesignated the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A Common Stock”), as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (the “Public TMTG Common Stock”); (ii) Public TMTG redesignated the warrants underlying the Public Units as Trump Media & Technology Group Corp. Redeemable Warrants, each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 (“Public TMTG Warrants”); (iii) Public TMTG separated each unit of Digital World outstanding prior to the Closing into one share of Public TMTG Common Stock and one-half of one Public TMTG Warrant, with any fractional warrants to be issued in connection with such separation to be rounded down to the nearest whole warrant, and each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 per share; (iv) Public TMTG separated the Placement Units into one share of Public TMTG Common Stock and one-half of one Public TMTG Warrant, with any fractional warrants to be issued in connection with such separation to be rounded down to the nearest whole warrant, and each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 per share; and (v) the Amended Charter reclassified and converted each outstanding share of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B Common Stock”) into shares of Public TMTG Common Stock. Each share of Digital World Class B Common Stock was converted into 1.348 shares of Public TMTG Common Stock.  In addition and as previously disclosed by Digital World, in connection with the lawsuit captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith (the “Delaware Lawsuit”), which was filed by ARC on February 29, 2024, in the Court of Chancery of the State of Delaware (the “Chancery Court”), Digital World agreed to the establishment of an escrow account for the placement of disputed shares following the Business Combination. As such, the conversion ratio of the Digital World Class B Common Stock may increase and result in the issuance of additional shares of Public TMTG Common Stock. For more information, see “Item 1.01 – Entry into a Material Definitive Agreement – Escrow Agreements in Connection with the Delaware Litigation” to this Current Report on Form 8-K.

Furthermore, as a result of, and in connection with the Closing, (i) immediately prior to the Effective Time the TMTG Convertible Notes were converted into TMTG Common Stock and all of the outstanding TMTG Common Stock that was issued upon such conversion was automatically cancelled and ceased to exist; (ii) Digital World issued an aggregate of 3,424,510 Public TMTG private warrants and 1,709,145 shares of Public TMTG Common Stock to holders to Digital World Convertible Notes; (iii) Public TMTG issued an aggregate of 95,354,534 shares of Public TMTG Common Stock to TMTG securityholders as of immediately prior to the Effective Time (which amount includes (x) 7,854,534 shares of Public TMTG Common Stock to the former holders of the TMTG Convertible Notes and (y) 614,640 shares of Public TMTG Common Stock deposited into escrow pursuant to indemnification provisions under the Merger Agreement); and (iv) 4,667,033 shares of Public TMTG Common Stock were issued to Odyssey Transfer and Trust Company, a Minnesota corporation, as escrow agent (the “Escrow Agent”) pursuant to the Disputed Shares Escrow Agreements (as defined below).

Immediately after giving effect to the Business Combination, there were 136,700,583 issued and outstanding shares of Public TMTG Common Stock, which includes common stock held by Digital World stockholders, ARC, former TMTG stockholders, shares issued upon conversion of TMTG Convertible Notes and shares issued upon conversion of Digital World Convertible Notes, but does not include the underlying shares of Public TMTG Common Stock that may be issued upon conversion of the Digital World Alternative Financing Notes, Post-IPO Warrants or the Public Warrants, shares held pursuant to the Disputed Shares Escrow Agreements or any awards that may be issued under the Equity Incentive Plan.

Additionally, Digital World instructed Odyssey Transfer and Trust Company, a Minnesota corporation, acting in its capacity as transfer agent (the “Transfer Agent”) to reserve up to (i) 46,250,000 shares of Public TMTG Common Stock in connection with future issuances resulting from the underlying shares of Public TMTG Common Stock that may be issued upon conversion of the Digital World Alternative Financing Notes, and (ii) 3,125,000 private warrants issuable in connection with the Digital World Alternative Financing Notes.

Finally, also on March 25, 2024, immediately following the consummation of the Business Combination, as disclosed by Digital World on February 8, 2024, the final drawdown for $40,000,000 (the “Final Drawdown”) in convertible promissory notes (the “Convertible Notes”) was issued to those certain institutional investors (“Accredited Investors”), pursuant to the note purchase agreement entered into by and between Digital World and the Accredited Investors on February 8, 2024 (the “Note Purchase Agreement”). The Final Drawdown was deposited into a control account and may only be released to Public TMTG pursuant to the terms of the Note Purchase Agreement and the Convertible Notes.  For more information on the terms of the Convertible Notes, see “Item 1.01 – Entry into a Material Definitive Agreement – Convertible Notes” to this Current Report on Form 8-K.

As of the Closing Date, (i) President Donald J. Trump beneficially held approximately 57.3% of the outstanding shares of Public TMTG Common Stock and (ii) the public stockholders of Public TMTG held approximately 21.9% of the outstanding shares of Public TMTG Common Stock.

Item 1.01	Entry into a Material Definitive Agreement.

Escrow Agreement in Relation to the Merger Consideration

On March 25, 2024, Public TMTG entered into the Share Escrow Agreement with the Escrow Agent pursuant to Section 1.16 of the Merger Agreement providing that 614,640 shares of Public TMTG Common Stock (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) will be held in escrow for 12 months following Closing with respect to any indemnification claims made in accordance with the Merger Agreement (the “Share Escrow Agreement”).

The foregoing summary is subject to and qualified in its entirety by reference to the Share Escrow Agreement, which is filed hereto as Exhibit 10.33 and the terms of which are incorporated by reference herein.

Escrow Agreements in Connection with the Delaware Litigation

On February 29, 2024, ARC, which was controlled by Mr. Patrick Orlando, Digital World’s former chairman of the Board and chief executive officer, filed the Delaware Lawsuit in the Chancery Court. ARC’s complaint, among other matters, alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to ARC and other holders of Digital World Class B Common Stock (the “Non-ARC Class B Shareholders”) that ARC claims it is owed upon the consummation of the Business Combination. As previously disclosed, on March 5, 2024, the Chancery Court held a hearing to decide ARC’s motion to expedite the case schedule, during which, the Vice Chancellor denied and declined to hold a merits hearing or issue an injunction before the Special Meeting. The Chancery Court ruled that Digital World’s proposal to place disputed shares into an escrow account upon the closing of the Business Combination was sufficient to preclude a possibility of irreparable harm related to the conversion of ARC’s shares in connection with the Business Combination into Public TMTG Common Stock.  Additionally, the Chancery Court requested that the parties stipulate to the establishment of an escrow account for the placement of disputed shares following the Business Combination, to be held pending conclusion of the action.

Based on the foregoing, on March 21, 2024, Digital World entered into two escrow agreements with the Escrow Agent, as follows: (i) an escrow agreement for the benefit of ARC (the “ARC Escrow Agreement”), pursuant to which Public TMTG deposited into escrow 3,579,480 shares of Public TMTG Common Stock, and (ii) an escrow agreement for the benefit of the Non-ARC Class B Shareholders (the “Non-ARC Class B Shareholders Escrow Agreement,” and together with the ARC Escrow Agreement, the “Disputed Shares Escrow Agreements”), pursuant to which Public TMTG deposited into escrow 1,087,553 shares of Public TMTG Common Stock, which amounts represent the difference between the actual conversion ratio, determined by Digital World’s board of directors upon closing of the Business Combination (which was determined to be 1.348:1), and a conversion ratio of 2.00. Any release of shares is subject to the terms and conditions of the Disputed Shares Escrow Agreements.

The foregoing summary is subject to and qualified in its entirety by reference to the Disputed Shares Escrow Agreements, which are filed hereto as Exhibits 10.34 and 10.35, and the terms of which are incorporated by reference herein to this Current Report on Form 8-K.

Convertible Notes

As disclosed by Digital World on February 8, 2024, Digital World agreed to issue up to $50,000,000 in Convertible Notes pursuant to the Note Purchase Agreement. Upon Closing and pursuant to the Note Purchase Agreement, the Final Drawdown in Convertibles Notes was issued to the Accredited Investors. The Final Drawdown was deposited into a control account and may only be released to Public TMTG pursuant to the terms of the Note Purchase Agreement and the Convertible Notes.

The foregoing summary is subject to and qualified in its entirety by reference to the Note Purchase Agreement and the Form of Convertible Notes, which are filed hereto as Exhibits 10.28 and 10.29 and the terms of which are incorporated by reference herein to this Current Report on Form 8-K.

Lock-Up Agreements

On the Closing Date, Public TMTG entered into Lock-up Agreements (the “Lock-Up Agreements”) with: Andrew Northwall, Daniel Scavino Jr., Devin G. Nunes, Donald J. Trump, Jr., President Donald J. Trump, Kashyap “Kash” Patel, Phillip Juhan, Scott Glabe and Vladimir Novachki (the “Holders”), pursuant to which they are contractually restricted from selling or transferring any of (i) their shares of Public TMTG’s Common Stock held immediately following the Closing and (ii) any of their shares of Public TMTG’s Common Stock that result from converting securities held immediately following the Closing (the “Lock-Up Shares”). Such restrictions became applicable commencing from the Closing Date and end the earliest of (i) the six-month anniversary of the Closing Date, (ii) on the date on which the closing stock price for Public TMTG Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, and (iii) such date on which Public TMTG completes a liquidation, merger, stock exchange or other similar transaction that results in all of Public TMTG stockholders having the right to exchange their shares of Public TMTG Common Stock for cash, securities or other property (the “Lock-Up Trading Restrictions”). In addition, subject to certain customary exceptions, the Amended Charter also includes Lock-Up Trading Restrictions, which apply to holders who received Public TMTG Common Stock in exchange for their TMTG common stock, but excluding shares of Public TMTG Common Stock issued to holders of TMTG common stock prior to the Closing Date in exchange for their TMTG Convertible Notes.

The foregoing summary is subject to and qualified in its entirety by reference to the Form of Lock-Up Agreement, which is filed hereto as Exhibit 10.8 and the terms of which are incorporated by reference herein to this Current Report on Form 8-K.

Non-competition and Non-solicitation Agreements

In connection with the closing of the Business Combination and pursuant to the Merger Agreement, on the Closing Date, Devin G. Nunes, Phillip Juhan, Andrew Northwall, Vladimir Novachki, Scott Glabe, Kashyap “Kash” Patel, and Donald J. Trump, Jr. (the “Significant Company Holders”) entered into a Non-Compete and Non-Solicitation Agreement (the “Non-Competition and Non-Solicitation Agreement”) in favor of Public TMTG. Under the Non-Competition and Non-Solicitation Agreement, each Significant Company Holder has agreed that, for a period of (i) four years, it will not engage in any business activity similar to, or competitive with, the business conducted by Public TMTG or its affiliates, in particular, Truth Social and the business of developing and operating media platforms for social media and digital video streaming, and of developing and operating products and services relating and incidental thereto or any other business being conducted by Public TMTG or any of its subsidiaries, as of the Closing Date, and (ii) three years, it will not, directly or indirectly (a) hire, engage, solicit, induce or encourage certain employees, independent contractors, consultants, or other certain personnel to leave Public TMTG; or (b) in any way interfere with or attempt to interfere with the relationship between such persons and Public TMTG.

The foregoing summary is subject to and qualified in its entirety by reference to the Form of Non-Competition and Non-Solicitation Agreement, which is filed hereto as Exhibit 10.36 and the terms of which are incorporated by reference herein to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Digital World was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Public TMTG, as the successor issuer to Digital World, is providing the information below that would be included in a Form 10 if Public TMTG were to file a Form 10. Please note that the information provided below relates to Public TMTG as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws regarding, among other things, the plans, strategies and prospects, both business and financial, of Public TMTG, Digital World and TMTG. These statements are based on the beliefs and assumptions of the management of Public TMTG. Although Public TMTG believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Public TMTG cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to numerous risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about:

•	the ability of Public TMTG to realize the benefits from the Business Combination;
•	the ability of Public TMTG to maintain the listing of Public TMTG Common Stock on Nasdaq;
•	future financial performance following the Business Combination;
•	public securities’ potential liquidity and trading;
•	the impact from the outcome of any known and unknown litigation and other disputes;
•	the ability of Public TMTG to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
•	expectations regarding future expenditures of Public TMTG;

•	the future mix of revenue and effect on gross margins of Public TMTG;
•	the attraction and retention of qualified directors, officers, employees and key personnel of Public TMTG;
•	the ability of Public TMTG to compete effectively in a competitive industry;
•	the impact of the ongoing legal proceedings in which President Trump is involved on Public TMTG’s corporate reputation and brand;
•	expectations concerning the relationships and actions of TMTG and its affiliates with third parties;
•	the short and long term effect of the consummation of the Business Combination on TMTG’s business relationships, operating results, and business generally;
•	the impact of future regulatory, judicial, and legislative changes in Public TMTG’s industry;
•	the ability to locate and acquire complementary products or product candidates and integrate those into Public TMTG’s business;
•	Truth Social, TMTG’s initial product, and its ability to generate users and advertisers;
•	future arrangements with, or investments in, other entities or associations;
•	intense competition and competitive pressures from other companies in the industries in which Public TMTG operates;
•	changes in domestic and global general economic and micro-economic conditions; and
•	other factors detailed under the section entitled “Risk Factors” in the Proxy Statement/Prospectus.

The foregoing list of factors is not exhaustive. Any forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Public TMTG “believes” and similar statements reflect its beliefs and opinions on the relevant subject. These statements are based upon information available to Public TMTG as of the date of this Current Report on Form 8-K, and while Public TMTG believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that Public TMTG has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Public TMTG and TMTG may be materially different from those expressed or implied by any forward-looking statements. Some factors that could cause Public TMTG’s or TMTG’s actual results to differ include:

•	the outcome of any legal or regulatory proceedings that have been, or may be, instituted in the future against Public TMTG, TMTG or others, and the cost thereof;
•	the risk that the consummation of the Business Combination disrupts current plans and operations of Public TMTG;
•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of Public TMTG to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the Business Combination;
•	the possibility that Public TMTG or TMTG may be adversely impacted by other economic, business, and/or competitive factors;
•	risks related to future pandemics and other macroeconomic or geopolitical developments, and government responses thereto;
•	future exchange and interest rates;
•
the risk that Public TMTG fails to maintain an effective system of disclosure controls and internal controls over financial reporting, Public TMTG’s ability to produce timely and accurate financial statements or comply with applicable SEC or stock exchange regulations could be impaired;

•	the ability of Public TMTG to remediate material weaknesses in internal controls over financial reporting identified in TMTG’s financial statements by TMTG management; and

•
other risks and uncertainties indicated in the Proxy Statement/Prospectus, including those under “Risk Factors” disclosed in the Proxy Statement/Prospectus, and other filings that have been made or will be made with the SEC by Digital World or Public TMTG.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described under the heading “Risk Factors” and elsewhere in the Proxy Statement/Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of the Proxy Statement/Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Public TMTG. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Public TMTG assess the impact of all such risk factors on the business of Public TMTG, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. This is particularly true for a company like Public TMTG that has a limited operating history to reference. All forward-looking statements attributable to Public TMTG or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Business

The business of Digital World prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Information about Digital World,” and that information is incorporated herein by reference. The business of TMTG prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Information about TMTG,” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to Public TMTG’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors,” and that information is incorporated herein by reference. A summary of the risk factors related to Public TMTG’s business and operations and the Business Combination is also set forth in the Proxy Statement/Prospectus in the section titled “Summary Risk Factors,” and that information is incorporated herein by reference.

 Financial Information

The audited financial statements of Digital World as of and for the years ended December 31, 2023 and 2022 set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to SEC regulations and incorporated herein by reference.

The audited financial statements of TMTG as of and for the years ended December 31, 2023 and 2022 set forth in Exhibit 99.2 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to SEC regulations and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Digital World and TMTG as of and for the year ended December 31, 2023 is set forth in Exhibit 99.3 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Public TMTG is set forth in Exhibit 99.4 hereto and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in Exhibit 99.4 hereto, which is incorporated herein by reference.

Property

Public TMTG does not have any material principal physical properties.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Public TMTG Common Stock immediately following consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of Public TMTG common stock;

•	each of Public TMTG’s current executive officers and directors; and

•	all executive officers and directors of Public TMTG, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.

The beneficial ownership of Public TMTG Common Stock is based on 136,700,583 shares of Public TMTG Common Stock issued and outstanding immediately following the consummation of the Business Combination.

Unless otherwise indicated, Public TMTG believes that all persons named in the table have sole voting and investment power with respect to all Public TMTG Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	% of Outstanding Shares*
Directors and Executive Officers Post-Business Combination
Devin G. Nunes	115,000	*
Phillip Juhan	490,000	*
Andrew Northwall	20,000	*
Vladimir Novachki	45,000	*
Sandro De Moraes(1)	—	—
Scott Glabe	20,000	*
Eric Swider(2)	153,153	*
Donald J. Trump, Jr.	—	—
Kashyap “Kash” Patel	—	—
W. Kyle Green	—	—
Robert Lighthizer	—	—
Linda McMahon	—	—

All Directors and Executive Officers of Public TMTG as a Group (12 Individuals)	*	*

Five Percent Holders:
President Donald J. Trump(3)	78,750,000	57.3%
ARC Global Investments II LLC (4)	9,547,101	6.9%
United Atlantic Ventures, LLC(5)	7,525,000	5.5%

*	less than 1%

The business address of each of the directors and officers will be 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232.

(1)	Reflects 45 Public Shares purchased by Mr. De Moraes in the public market.
(2)
The shares reported as beneficially owned by Mr. Swider consist of (a) 10,110 shares as a result of the conversion of his 7,500 Founder Shares as adjusted by the conversion ratio (1.348) applicable to the Digital World Class B common stock and (b) 143,043 shares issued to Renatus LLC (“Renatus”) upon conversion of certain Digital World Convertible Notes, at a conversion price of $10.00 per share, in connection with working capital loans. Mr. Eric Swider is the managing member of Renatus. As a result, Mr. Swider may be deemed to share voting and dispositive power with respect to the shares held of record by Renatus. Mr. Swider expressly disclaims beneficial ownership of the shares held by Renatus. The address for Renatus is 370 Harbour Drive, Humacao, Puerto Rico 00791.

(3)
Reflects the shares issued, directly or indirectly, to President Donald J. Trump pursuant to the terms of the Merger Agreement. The business address for President Donald J. Trump is c/o Trump Media & Technology Group Corp., 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232.

(4)
The shares reported above are held in the name of ARC and consist of (a) 7,400,520 shares as a result of the conversion of ARC’s 5,490,000 Founder Shares as adjusted by the expected conversion ratio (1.348) applicable to the Digital World Class B common stock, (b) 1,700,226 shares (including Warrants exercisable within 60 days) as a result of the conversion of the Placement Units and (c) 446,355  shares (including Warrants exercisable within 60 days) as a result of the conversion of ARC’s Working Capital Units in connection with outstanding working capital loans made by ARC pursuant to Digital World Convertible Notes. Mr. Patrick Orlando was the managing member of ARC and has sole voting and dispositive power with respect to the shares held of record by ARC. By virtue of this relationship, Mr. Orlando may be deemed to share beneficial ownership of the securities held of record by ARC.  The business address of ARC Global Investments II LLC is 78 SW 7th Street, Miami, Florida 33130.  On March 26, 2024, Public TMTG was notified that the members of ARC had removed Mr. Orlando as the managing member and appointed Mr. Gregg Alper as the ARC’s new managing member. Mr. Alper disclaims beneficial ownership of the shares held by ARC except to the extent of his pecuniary interest.

(5)
Reflects the shares issued, directly or indirectly, to United Atlantic Ventures, LLC as a result of the conversion of its TMTG common stock into Public TMTG Common Stock. The address for United Atlantic Ventures, LLC is 900 SE 2nd St., Apt. 503, Fort Lauderdale, Florida 33301.

Directors and Executive Officers

The information contained in the section titled “Directors and Executive Officers” in Item 5.02 to this Current Report on Form 8-K is incorporated herein by reference.

Controlled Company Exception

After the completion of the Business Combination, President Donald J. Trump beneficially owns more than 50% of the combined voting power of Public TMTG common stock. As a result, Public TMTG is a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or other company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of Public TMTG’s board of directors consists of independent directors, (2) that Public TMTG’s board of directors has a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that Public TMTG’s director nominations be made, or recommended to Public TMTG’s full board of directors, by Public TMTG’s independent directors or by a nominations committee that consists entirely of independent directors and that Public TMTG adopts a written charter or board resolution addressing the nominations process. Accordingly, investors do not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. In the event that Public TMTG ceases to be a “controlled company” and its common stock continues to be listed on the Nasdaq, Public TMTG will be required to comply with these provisions within the applicable transition periods.

Public TMTG relies on the “controlled company” exemption. As a result, Public TMTG does not have a majority of independent directors on its board of directors. In addition, in the future, Public TMTG’s compensation committee and nominating and corporate governance committee may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, investors may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Committees of the Board of Directors

Public TMTG’s board of director has the authority to appoint committees to perform certain management and administration functions. Public TMTG is a “controlled company” and therefore, in the future, its compensation committee and nominating and corporate governance committee may not be comprised of only independent directors. The composition and responsibilities of the audit committee, compensation committee and nominating and corporate governance committee of Public TMTG are described below. Members serve on the audit committee, compensation committee and nominating and corporate governance committee until their resignation or until otherwise determined by the board of directors. The charters for the audit committee, compensation committee, and nominating and corporate governance committee of Public TMTG are available on Public TMTG’s website at https://tmtgcorp.com/. Information contained on or accessible through such website is not a part of this Current Report on Form 8-K, and the inclusion of the website address in this Current Report on Form 8-K is an inactive textual reference only.

Audit Committee

The audit committee of the board of directors of Public TMTG consists of W. Kyle Green, Robert Lighthizer and Linda McMahon. Public TMTG board of directors has determined that each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is W. Kyle Green. W. Kyle Green also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to Public TMTG’s accounting, financial, and other reporting and internal control practices and to oversee Public TMTG’s independent registered accounting firm. Specific responsibilities of Public TMTG’s audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit Public TMTG’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, Public TMTG’s interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes Public TMTG’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of Public TMTG board of directors consists of W. Kyle Green, Robert Lighthizer and Linda McMahon. Public TMTG board of directors has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Robert Lighthizer. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to Public TMTG’s executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to Public TMTG’s Chief Executive Officer’s compensation, evaluating Public TMTG’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of Public TMTG’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of Public TMTG’s other executive officers;

•	reviewing and recommending to Public TMTG’s board of directors the compensation of Public TMTG’s directors;

•	reviewing Public TMTG’s executive compensation policies and plans;

•
reviewing and approving, or recommending that Public TMTG’s board of directors approves, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for Public TMTG’s executive officers and other senior management, as appropriate;

•	administering Public TMTG’s incentive compensation equity-based incentive plans;

•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors; assisting management in complying with the Public TMTG’s proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in Public TMTG’s annual report on Form 10-K and annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of Public TMTG’s employees; and

•	reviewing Public TMTG’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of Public TMTG's board of directors consists of W. Kyle Green, Robert Lighthizer and Linda McMahon. The chairperson of the nominating and corporate governance committee is Linda McMahon.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that Public TMTG’s board of directors approves nominees for election to Public TMTG’s board of directors;

•	evaluating the performance of Public TMTG’s board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of Public TMTG’s corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to Public TMTG’s board of directors regarding corporate governance guidelines and matters.

Code of Ethics and Business Conduct

Reference is made to the disclosure set forth below under Item 5.05 of this Current Report on Form 8-K relating to the adoption of a Code of Ethics and Business Conduct by Public TMTG’s board of directors, which is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

No member of Public TMTG’s compensation committee has ever been an officer or employee of Public TMTG. None of Public TMTG’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on Public TMTG’s compensation committee.

Executive and Director Compensation

This section discusses the material components of the executive compensation program for Public TMTG’s executive officers who are named in the “2023 Summary Compensation Table” below.

In 2023, TMTG’s “named executive officers” and their positions were as follows:
•	Devin Nunes, Chief Executive Officer;
•	Phillip Juhan, Chief Financial Officer; and
•	Andrew Northwall, Chief Operating Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Public TMTG adopts following the Closing of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

2023 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to TMTG’s named executive officers (“NEOs”) for services for the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Devin Nunes	2023	750,000				750,000
Chief Executive Officer
Phillip Juhan	2023	337,500				337,500
Chief Financial Officer
Andrew Northwall	2023	365,000				365,000
Chief Financial Officer

2023 Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of TMTG and execute its business strategies. The base salary for TMTG’s executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2023, the base salaries for Messrs. Nunes, Juhan and Northwall were $750,000, $350,000, and $365,000, respectively.

2023 Annual Bonuses and Retention Bonuses

TMTG has historically not paid discretionary annual bonuses. Subject to certain conditions, certain Public TMTG executive officers may be eligible to receive a retention bonus of up to $600,000 each, which is expected to be paid in two tranches.

Each NEO will receive a retention bonus of $600,000 and the aggregate amount of retention bonuses for executives who are not NEOs is $1,240,000. These retention bonuses are part of the up to $6,380,000 that Digital World paid TMTG upon the closing of the Business Combination to cover retention bonuses as part of the Merger.

Equity Incentive Compensation

In connection with the Business Combination, the Public TMTG Board adopted, and our stockholders approved, the 2024 Equity Incentive Plan (referred to herein as the Equity Incentive Plan).  Although Public TMTG does not have a formal policy with respect to the grant of equity incentive awards to Public TMTG’s executive officers, Public TMTG believes that equity awards provide Public TMTG’s executive officers with a strong link to Public TMTG’s long-term performance, create an ownership culture and help to align the interests of Public TMTG’s executives and Public TMTG’s stockholders. In addition, Public TMTG believes that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes Public TMTG’s executive officers to remain in Public TMTG’s employment during the applicable vesting period. Accordingly, Public TMTG’s board of directors periodically reviews the equity incentive compensation of Public TMTG’s NEOs and from time to time may grant equity incentive awards to them. No stock options or other equity awards were granted to Public TMTG named executive officers (“NEOs”) during the fiscal year ended December 31, 2023.

Employee Benefits and Perquisites

Public TMTG currently maintains health and welfare plans (including medical, dental and vision plans) for all of its full-time employees, including the NEOs.

Public TMTG currently provides Messrs. Nunes, Juhan, and Northwall paid vacation, reasonable business reimbursement expenses, and health and welfare plans. Other than these benefits provided to Messrs. Nunes, Juhan, and Northwall, Public TMTG does not provide any perquisites to its NEOs.

No Tax Gross-Ups

Public TMTG does not make gross-up payments to cover its named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by Public TMTG.

Offer Letters, Promissory Notes and Employment Agreements with Public TMTG’s NEOs

Public TMTG has entered into employment agreements with its NEOs, which were in effect in 2023 and are described below. Public TMTG intends on negotiating new employment agreements with Messrs. Nunes, Juhan and Northwall. The terms of any such agreements will be entered into only with the approval of the Public TMTG Board’s compensation committee.

Promissory Notes

TMTG issued TMTG Executive Promissory Notes to certain executives, including each of the NEOs. The principal amounts of the NEOs’ Public TMTG Executive Promissory Note were as follows: $1,150,000 for Mr. Nunes, $4,900,000 for Mr. Juhan and $200,000 for Mr. Northwall, and the aggregate amount of TMTG Executive Promissory Notes for executives who are not NEOs is $650,000. TMTG was not required to pay any interest pursuant to the TMTG Executive Promissory Notes. Upon the Closing, the TMTG Executive Promissory Note automatically converted in whole, without any further action by the NEOs, into 625,000 shares of Company common stock.

Devin Nunes

On May 10, 2022, TMTG entered into the executive employment agreement with Devin Nunes to be effective as of January 2, 2022, pursuant to which Mr. Nunes serves as the Chief Executive Officer of Public TMTG (the “Nunes Agreement”). The Nunes Agreement provides for an annual base salary of $750,000 (subject to increase to $1,000,000 effective as of the second anniversary of the effective date), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 145,000 Restricted Stock Units (“RSUs”). Any annual bonus and RSUs will remain subject to vesting and other terms as the board determines in its discretion. The Nunes Agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Nunes for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Following TMTG’s issuance of the TMTG Executive Promissory Note to Mr. Nunes prior to the Closing, TMTG amended the Nunes Agreement to provide that (i) following and contingent upon the Closing, Mr. Nunes will receive a retention bonus in the amount of $600,000, payable in a lump sum within 30 days after the Closing Date, (ii) Mr. Nunes will not receive the 145,000 RSUs described in the Nunes Agreement but will be eligible to receive discretionary equity awards pursuant to the Equity Incentive Plan, and (iii) TMTG acknowledges the TMTG Executive Promissory Note.

Phillip Juhan

On August 6, 2021, TMTG entered into the executive employment agreement with Phillip Juhan to be effective as of July 7, 2021 (as amended on December 23, 2021 and January 17, 2022) (the “Juhan Agreement”), pursuant to which Mr. Juhan serves as the Chief Financial Officer of Public TMTG. The Juhan Agreement provides for an annual base salary of $300,000 (to be increased to $325,000 and $350,000 upon the first and second anniversary of July 7, 2021 respectively), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 520,000 RSUs. Any annual bonus and RSUs will remain subject to vesting and other terms as the board determines in its discretion. The Juhan Agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Juhan for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Following TMTG’s issuance of a TMTG Executive Promissory Note to Mr. Juhan prior to the Closing, TMTG amended the Juhan Agreement to provide that (i) following and contingent upon the Closing, Mr. Juhan will receive a retention bonus in the amount of $600,000, payable in a lump sum within 30 days after the Closing Date, (ii) Mr. Juhan will not receive the 520,000 RSUs described in the Juhan Agreement but will be eligible to receive discretionary equity awards pursuant to the Equity Incentive Plan, (iii) TMTG acknowledges the TMTG Executive Promissory Note and (iv) that effective upon the Closing Date, Mr. Juhan’s base salary increased to $365,000 per year.

Andrew Northwall

On December 17, 2021, TMTG entered into the Executive Employment Agreement with Andrew Northwall to be effective as of December 20, 2021, pursuant to which Mr. Northwall serves as the Chief Operating Officer of Public TMTG (the “Northwall Agreement”). The Northwall Agreement provides for an annual base salary of
$365,000, with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 50,000 RSUs. Any annual bonus and RSUs will remain subject to vesting and other terms as the board determines in its discretion. The Northwall Agreement, which was for a two-year term and automatically renewed for an additional one-year term on December 20, 2023, also provides for severance in the event of a termination by the Company without cause or by Mr. Northwall for good reason of accrued obligations plus an amount equal to two (2) months of base salary.

Following TMTG’s issuance of a TMTG Executive Promissory Note to Mr. Northwall prior to the Closing, TMTG amended the Northwall Agreement to provide that (i) following and contingent upon the Closing, Mr. Northwall will receive a retention bonus in the amount of $600,000, payable in a lump sum within 30 days after the Closing Date, (ii) Mr. Northwall will not receive the 50,000 RSUs described in the Northwall Agreement but will be eligible to receive discretionary equity awards pursuant to the Equity Incentive Plan, and (iii) TMTG acknowledges the TMTG Executive Promissory Note.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our NEOs as of December 31, 2023.

Director Compensation

No compensation awards have been granted to TMTG directors during the fiscal year ended December 31, 2023 and no fees were paid to TMTG directors for service on TMTG’s board of directors (or a committee thereof). We may award our directors shares of Public TMTG common stock as non-cash compensation as determined by the Board from time to time. The Public TMTG board of directors will base its decision to grant Public TMTG Common Stock as compensation on the level of skill required to perform the services rendered and the time committed to providing services to us. The following TMTG directors, prior to the closing of the Business Combination, have entered into consulting agreements with TMTG as further described below.

Agreements with Directors

Consulting Agreement with Kashyap “Kash” Patel

On June 13, 2022 as amended on April 21, 2023, TMTG entered into a Consulting Agreement with Trishul, LLC, owned by Kashyap “Kash” Patel, to be effective as of February 1, 2022 until June 8, 2023., Pursuant to the agreement and ongoing performance by the parties thereto, Mr. Patel serves as an independent contractor of Public TMTG in exchange for an annual payment of $120,000. Additionally, TMTG will reimburse Mr. Patel for all reasonable out-of-pocket business expenses incurred by Mr. Patel, subject to certain pre-approval requirements. Either party can terminate the consulting relationship for any or no reason at any time. In such an event, Mr. Patel will receive all fees payable for his services through the date of termination.

Consulting Agreement with Daniel Scavino Jr. (former director of TMTG)

While Daniel Scavino Jr. did not join TMTG’s board of directors until January 2023, on August 1, 2021, TMTG entered into a Consulting Agreement with Hudson Digital, LLC, owned by Daniel Scavino. Pursuant to the agreement and ongoing performance by the parties thereto, Mr. Scavino serves as an independent contractor of TMTG in exchange for an annual payment of $240,000. Additionally, TMTG will reimburse Mr. Scavino for all reasonable out-of-pocket business expenses incurred by Mr. Scavino, subject to certain pre-approval requirements. Either party can terminate the consulting relationship for any or no reason at any time. In such an event, Mr. Scavino will receive all fees payable for his services through the date of termination.

TMTG issued Mr. Scavino a TMTG Executive Promissory Note in the principal amount of $2,200,000. Prior to the Closing, TMTG entered into an agreement with Mr. Scavino which provides that (i) following and contingent upon the Closing, Mr. Scavino will receive a retention bonus in the amount of $600,000, payable in a lump sum within 30 days after the Closing Date, and (ii) Public TMTG acknowledges the TMTG Executive Promissory Note.

Director Compensation Table

Except as described below, no non-employee TMTG director received any compensation during the fiscal year ended December 31, 2023.

Name	All Other Compensation ($)(1)	Total ($)
Kashyap “Kash” Patel(1)	$130,000	$130,000
Daniel Scavino Jr	$240,000	$240,000

(1) Represents fees paid pursuant to and consistent with the consulting agreements. As described above, Mr. Patel is entitled to $120,000 annually, but received $130,000 in 2023 due to the consolidation of payments for two months of services, which payments were made in January 2023.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related party transactions of Digital World and of TMTG are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

A description of Public TMTG’s independent directors is contained in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination—Director Independence,” and that information is incorporated herein by reference.

Policies and Procedures for Related Person Transactions

On the Closing Date, Public TMTG’s board of directors adopted a formal written policy effective upon the Closing providing that Public TMTG’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of Public TMTG Common Stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with Public TMTG without the approval of Public TMTG’s audit committee, subject to certain exceptions.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the section titled “Information About Digital World – Legal Proceedings” beginning on page 229, which information is incorporated herein by reference, and except as indicated below, to the knowledge of our management team, there are no other material updates to such information or other litigation currently pending or contemplated against us, or against any of our property.

Settlement in Principle

In connection with the consummation of the Business Combination, on March 25, 2024, Digital World paid the $18 million civil penalty to the SEC pursuant to a cease-and-desist order (the “Order”).

Section 16 Claim

On March 1, 2024, Digital World filed a motion to dismiss the claims against Digital World.  On March 15, 2024, Plaintiff Robert Lowinger filed an opposition to Digital World’s motion to dismiss.  On March 22, 2024, Digital World filed a reply in support of its motion to dismiss the claims against Digital World.

Litigation with United Atlantic Ventures in Delaware

On February 28, 2024, United Atlantic Ventures (“UAV”) filed a verified complaint against TMTG in the Chancery Court seeking declaratory and injunctive relief relating to the authorization, issuance, and ownership of stock in TMTG and filed a motion for expedited proceedings.

On March 6, 2024, TMTG filed an opposition to UAV’s motion to expedite, and UAV filed its response on March 8, 2024. On March 9, 2024, the Chancery Court held a hearing to decide UAV’s motion to expedite proceedings. During the oral argument, TMTG agreed that any additional shares of TMTG issued prior to or upon the consummation of the Business Combination would be placed in escrow pending a resolution of the dispute between the parties.  The court issued a written order consistent with the foregoing on March 15, 2024, and scheduled a status conference for April 1, 2024.

Lawsuit Against ARC and Patrick Orlando

On February 26, 2024, representatives of ARC claimed that after a “more comprehensive” review, the conversion ratio for Digital World’s Class B Common Stock into Class A Common Stock upon the completion of the Business Combination was approximately 1.8:1. ARC’s new claim also contradicted the previous assertion by Mr. Orlando, the former managing member of the ARC, that the conversion ratio was 1.68:1. Digital World’s board of directors viewed these claims as an attempt by Mr. Orlando to secure personal benefits, breaching his fiduciary duty to Digital World and its shareholders.

Digital World and TMTG initiated a lawsuit against ARC (Case No. 192862534) in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida, on February 27, 2024. The complaint sought a declaratory judgment affirming the appropriate conversion ratio as 1.34:1, as previously disclosed, damages for tortious interference with the contractual and business relationship between TMTG and Digital World, and damages for conspiracy with unnamed co-conspirators to interfere with the same. It also sought damages for Mr. Orlando’s breach of fiduciary duty, which exposed Digital World to regulatory liability and resulted in an $18 million penalty, and for his continuous obstruction of Digital World’s merger with TMTG to extort various concessions that benefited only him and harmed Digital World and its shareholders. Furthermore, it sought damages for the wrongful assertion of dominion over Digital World’s assets inconsistent with Digital World’s possessory rights over those assets.  On March 8, 2024, Digital World voluntarily dismissed its declaratory judgment claim against ARC.  On March 17, 2024, Digital World and TMTG filed an amended complaint, adding a claim for violation of Florida’s Deceptive and Unfair Trade Practices Act.  Digital World further alleged breach of fiduciary duty of loyalty, breach of fiduciary duty of care, and conversion claims against Mr. Orlando.  With respect to ARC, Digital World alleged aiding and abetting a breach of fiduciary duty.

On the afternoon of February 28, 2024, ARC’s registered agent in Wilmington, Delaware, and Mr. Orlando were served with the complaint filed by Digital World and TMTG. Later that day, ARC’s counsel electronically mailed Digital World’s counsel a lawsuit, filed in the Chancery Court, alleging an impending violation of Digital World’s Amended and Restated Certificate of Incorporation (the “Digital World Charter”) for failure to commit to issue the number of conversion shares to ARC that ARC claims it is owed upon the consummation of the Business Combination. The complaint claims a new conversion ratio of 1.78:1 and seeks specific performance and damages for the alleged breach of the Digital World Charter, a declaratory judgment that the certain derivative securities of Digital World should be included in the calculation of the conversion ratio, a finding that the directors of Digital World breached their fiduciary duties, and a preliminary injunction to enjoin the Business Combination until Digital World “corrected” the conversion ratio.

Public TMTG does not believe ARC’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, Public TMTG intends to vigorously defend Digital World’s calculation of the conversion ratio and related rights. In addition to its complaint filed on February 28, 2024, ARC also filed a motion with the Chancery Court requesting that the case schedule be expedited to enable the Chancery Court to conduct an injunction hearing prior to the March 22, 2024 shareholder vote. On March 3, 2024, Digital World filed an opposition to ARC’s motion to expedite, and ARC filed a reply on March 4, 2024.  On March 5, 2024, the Chancery Court conducted a hearing to consider ARC’s request to expedite the case schedule. After hearing arguments from both sides, the Vice Chancellor denied ARC’s motion, stating that the court would not conduct a merits or injunction hearing before March 22, 2024. Consequently, ARC’s request to postpone the vote until after a merits hearing was also denied.

The Chancery Court ruled that Digital World’s proposal to deposit disputed shares into an escrow account at the close of the Business Combination was adequate to prevent potential irreparable harm related to ARC’s share conversion. The court also found that Digital World’s public disclosures about ARC’s claims and possible conversion scenarios at the close of the Business Combination further mitigated the risk of irreparable harm due to insufficient disclosure for the March 22, 2024 vote.

In its ruling, the Chancery Court ordered ARC and Digital World to propose a schedule by March 8, 2024, for resolving the action within 150 days following the Business Combination.  The court also asked the parties to provide a stipulation by March 8, 2024, regarding ARC’s ability to maintain standing over its claim after voting in favor of the Business Combination. The court further requested the parties to agree to the creation of an escrow account for the deposit of disputed shares after the Business Combination, to be held until the action concludes. Lastly, the court asked Digital World’s counsel to submit a letter by March 8, 2024, outlining how this litigation will proceed alongside the Florida litigation filed by Digital World on February 27, 2024, in the Circuit Court of Sarasota County, Florida.  On March 8, 2024, Digital World submitted a letter to the Chancery Court, stating that it had voluntarily dismissed its claim for declaratory judgment in the Circuit Court of Sarasota County, Florida. On March 22, 2024, the Chancery Court entered a Scheduling Order setting the case for a single-day trial on June 26, 2024.

In relation to the Delaware Lawsuit, Digital World notified its shareholders on March 14, 2024, of its intention to apply a conversion ratio to all Digital World Class B Common Stock shares to ensure that ARC and the Non-ARC Class B Shareholders receive an equal number of common stock shares in Public TMTG per share of Digital World Class B Common Stock.  Accordingly, on March 21, 2024, Digital World entered into the Disputed Shares Escrow Agreements with the Escrow Agent, pursuant to which Public TMTG deposited into escrow the number of shares of Public TMTG Common Stock representing the difference between the actual conversion ratio, determined by Digital World’s board of directors upon closing of the Business Combination (which was determined to be 1.348:1), and a conversion ratio of 2.00. Any release of shares is subject to the terms and conditions of the Disputed Shares Escrow Agreements.  For more information, see “Item 1.01 – Entry into a Material Definitive Agreement – Escrow Agreements in Connection with the Delaware Litigation” to this Current Report on Form 8-K.

The ultimate resolution as to whether none, a portion or all of the disputed conversion shares will be issued is not determinable at this time. As a general matter, the pursuit of the claims may be costly and time consuming and could have a material adverse effect on Public TMTG’s reputation and its existing stockholders and may result in counterclaims.

Lawsuit Against Patrick Orlando in Delaware

On March 15, 2024, Plaintiff Mr. Orlando brought a lawsuit against Digital World in the Chancery Court seeking advancement of legal fees associated with Mr. Orlando’s involvement in civil litigation against Digital World in Florida and certain other matters (the “Advancement Lawsuit”).  Mr. Orlando’s allegations relate to certain provisions in the Digital World Charter, Digital World’s Bylaws, and an indemnity agreement allegedly entered into between Mr. Orlando and Digital World.  Mr. Orlando alleges that those certain provisions require Digital World to pay the legal fees Mr. Orlando incurred and will incur in connection with legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Digital World.  Mr. Orlando seeks a court order that (i) declares that he is entitled to legal fees for certain proceedings described in the complaint, (ii) requires Digital World to pay for legal fees incurred and future legal fees to be incurred for those proceedings, (iii) requires Digital World to pay the fees incurred to bring the Advancement Lawsuit, and (iv) requires Digital World to pay pre- and post-judgment interest on the amounts owed to Mr. Orlando.

Lawsuit Against ARC in New York

On March 19, 2024, Digital World filed a lawsuit against ARC in New York state court alleging breach of contract and seeking injunctive relief.  Digital World’s claims related to an agreement between Digital World and ARC entered into in September 2021 (the “Letter Agreement”), whereby ARC promised to vote in favor of any merger agreement presented to Digital World shareholders for a vote.  Digital World alleged that it presented a merger agreement to its shareholders, but ARC withheld its vote in favor of the merger in advance of the March 22, 2024 shareholder vote.  Digital World’s suit requested that the court declare ARC’s obligation to vote its shares in favor of the merger, per the Letter Agreement and compel ARC to specifically perform its obligations under the Letter Agreement.  Digital World also sought an award of consequential damages for breach of contract.  On March 22, 2024, Digital World voluntarily discontinued its action without prejudice after ARC cast its vote in favor of the Business Combination at the Special Meeting.

Lawsuit Against UAV, Litinksy, Moss, and Orlando in Florida

On March 24, 2024, TMTG filed a lawsuit in the Circuit Court of the Twelfth Judicial Circuit for Sarasota County, Florida (Case No. 2024 CA 001545 NC) against UAV, Andrew Litinsky, Wesley Moss, and Patrick Orlando. In view of UAV’s repeated demands concerning its alleged stock ownership and director appointment rights, the complaint alleges claims for a declaratory judgment against UAV determining that a services agreement (the “Services Agreement”) is unenforceable against TMTG. It also asserts a claim for unjust enrichment against UAV based on its failure to competently provide services to the company. Finally, it asserts claims for damages for (a) breach of the fiduciary duty of loyalty against Mr. Litinsky and Mr. Moss based on their dealings with Mr. Orlando, (b) aiding and abetting and conspiracy to breach fiduciary duty against Mr. Orlando based on the same events, and (c) breach of the fiduciary duty of care against Mr. Moss and Mr. Litinsky for their gross negligence in managing the company.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market Information

Following the Closing, on March 26, 2024, the Public TMTG Common Stock and Public TMTG Warrants began trading on the Nasdaq under the symbols “DJT” and “DJTWW,” respectively. The Public Units of Digital World automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

(b) Holders of Digital World

As of the Closing Date, there were 289 holders of record of Public TMTG Common Stock, 61 holders of record of Public TMTG Warrants, and 46 holders of Public TMTG private warrants. The number of record holders may not be representative of the number of beneficial owners of the Public TMTG Common Stock and Public TMTG Warrants whose shares are held in street name by banks, brokers and other nominees.

(c) Dividend Policy of Digital World

Public TMTG has not paid any cash dividends on shares of its common stock to date. Public TMTG intends to retain future earnings, if any, for future operations and expansion and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any cash dividends in the future is at the sole discretion of Public TMTG’s board of directors, and will depend upon Public TMTG’s revenue earnings, if any, available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, future general financial condition and such other factors as Public TMTG’s board of directors may deem relevant.

(d) Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “The Incentive Plan Proposal (Proposal 8),” and that information is incorporated herein by reference. The Equity Incentive Plan was approved by Digital World’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by Public TMTG of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of Public TMTG’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities of New Digital World” and that information is incorporated herein by reference. As described below, Public TMTG’s Amended Charter was approved by Digital World’s stockholders at the Special Meeting and became effective as of the Closing.

Indemnification of Directors and Officers

The information set forth under Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under the section entitled “Financial Information” above and Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth below under Item 4.01 of this Current Report on Form 8-K relating to the change in Public TMTG’s certifying accountant, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Digital World Convertible Notes

In connection with the execution of the Business Combination, Digital World entered into non-interest-bearing convertible promissory notes in the aggregate principal amount of up to $40,000,000 payable upon the stockholders’ approval of the Business Combination in (A) either (i) Working Capital Units or (ii) cash or Working Capital Units, at the election of the holder or (B) in the case of such convertible promissory notes issued pursuant to the Convertible Note Compensation Plan, Public TMTG Common Stock. Up to $30,000,000 of such convertible promissory notes may be issued to ARC or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to the Closing. Up to $10,000,000 of such convertible promissory notes may be issued to either third parties providing services or making loans to Digital World or to ARC or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to the Closing (the “Digital World Convertible Notes”).

Upon Closing, Digital World issued an aggregate of 3,424,510 Public TMTG private warrants and 1,709,145 shares of Public TMTG common stock to holders of Digital World Convertible Notes. The issuance of these notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Digital World Alternative Financing Notes

In connection with the execution of the Business Combination, Digital World entered into a subscription agreement with certain institutional investors for the issuance of the up to $50,000,000 in 8.00% interest bearing convertible promissory notes due on the date that is 12 months after the date of the stockholders’ approval of the Business Combination, in either (i) Working Capital Units, (ii) cash or (iii) a combination of both Working Capital Units and cash, in each case, at the election of the holder (the “Digital World Alternative Financing Notes”).

The Digital World Alternative Financing Notes may be redeemed by Public TMTG, in whole or in part, commencing on the date on which all Public TMTG Common Stock issuable to the holders has been registered with the SEC, by providing a 10-day notice of such redemption (the “Alternative Notes Redemption Right”). The Alternative Notes Redemption Right is contingent upon the trading price of the Public TMTG Common Stock exceeding 130% of the applicable conversion price on at least three trading days, whether consecutive or not, within the 15 consecutive trading days ending on the day immediately preceding the day on which a redemption notice is issued by Public TMTG. The redemption price will be the total of the principal amount redeemed under such note plus any applicable portion of accrued and unpaid interest up to, but excluding, the redemption date. The issuance of the Digital World Alternative Financing Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Digital World Alternative Warrants

On February 7, 2024, Digital World entered into warrant subscription agreements with certain institutional investors for the issuance of 3,055,000 Digital World Alternative Warrants in settlement of the terminated PIPE Investment. The issuance of the Digital World Alternative Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Conversion of Outstanding Class B Shares to Class A Shares

Simultaneously with the consummation of the Business Combination, all 7,158,025 shares of then-outstanding shares of Digital World Class B Common Stock were automatically converted into shares of Public TMTG Common Stock on a 1.348 ratio, in accordance with the terms of Digital World’s Charter. In addition, simultaneously with the consummation of the Business Combination and pursuant to the Disputed Shares Escrow Agreements, Public TMTG issued 3,579,480 shares of common stock to the Escrow Agent for the benefit of ARC, and 1,087,553 shares of common stock to the Escrow Agent for the benefit of the holders of Digital World Class B Common Stock other than ARC. Such issuances were made pursuant to a court order or pursuant to the Digital World’s Charter. The issuance of the Public TMTG Common Stock issued in connection with the conversion was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Certain Registration Rights

The foregoing holders of Public TMTG securities issued upon the consummation of the Business Combination hold certain registration rights materially consistent with the Registration Rights Agreement, dated as of September 2, 2021.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Business Combination, on March 25, 2024, Public TMTG filed the Amended Charter with the Delaware Secretary of State, and also adopted the amended and restated bylaws (the “Amended and Restated Bylaws”), which replaced Digital World’s Charter and Bylaws in effect as of such time, respectively.

The material terms of the Amended Charter and the Amended and Restated Bylaws and the general effect upon the rights of holders of Public TMTG Common Stock are discussed in the Proxy Statement/Prospectus in the sections titled “The Charter Amendment Proposals (Proposals 2 through 6)” and “Comparison of Stockholder Rights”, and that information is incorporated herein by reference.

The foregoing description of the Amended Charter and the Amended and Restated Bylaws is subject to and qualified in its entirety by reference to the Amended Charter and the Amended and Restated Bylaws, which are filed hereto as Exhibits 3.2 and 3.4 and the terms of which are incorporated by reference herein.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

For accounting purposes, the transactions contemplated by the Business Combination are treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, TMTG, which have been audited by BF Borgers CPA PC (“Borgers”), will become the historical financial statements of Public TMTG. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On March 29, 2024, the audit committee of Public TMTG’s Board approved the engagement of Borgers as Public TMTG’s independent registered public accounting firm to audit Public TMTG’s consolidated financial statements for the fiscal year ending December 31, 2024. Borgers served as the independent registered public accounting firm of TMTG prior to the Business Combination. Adeptus Partners, LLC (“Adeptus”), the independent registered public accounting firm for Digital World prior to the Business Combination and the current auditor of Public TMTG, was informed that it will be dismissed as the auditor of Public TMTG immediately after Public TMTG’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2023.

The report of Adeptus on Digital World’s financial statements as of December 31, 2023 and 2022, and for the years then ended, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that the report contained an explanatory paragraph relating to substantial doubt about the ability of Digital World to continue as a going concern as described in Note 1 to the financial statements.

During the years ended December 31, 2022 and December 31, 2023, and the subsequent period through March 29, 2024, there were no disagreements with Adeptus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Adeptus, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Adeptus’ engagement and the subsequent period through March 29, 2024, except for the control deficiency disclosed as a material weakness in the Proxy Statement/Prospectus.

Public TMTG provided Adeptus with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Adeptus furnish a letter addressed to the SEC, which is filed hereto as Exhibit 16.2, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

During the years ended December 31, 2022 and December 31, 2023, and the subsequent period through March 29, 2024, neither Digital World, Public TMTG, nor TMTG consulted with Borgers with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Digital World’s or Public TMTG’s financial statements, and no written report or oral advice was provided to Digital World or Public TMTG by Borgers that Borgers concluded was an important factor considered by Digital World or Public TMTG in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal (Proposal 1),” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

As of the date of this Report, our directors and officers are as follows:
Name	Age	Position(s)
Devin G. Nunes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	50	Chief Executive Officer, President, and Director
Phillip Juhan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49	Chief Financial Officer, Treasurer
Andrew Northwall . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38	Chief Operating Officer
Vladimir Novachki . . . . . . . . . . . . . . . . . . . . . . . . . . .	36	Chief Technology Officer
Sandro De Moraes . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49	Chief Product Officer
Scott Glabe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40	General Counsel, Secretary
Eric Swider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	51	Director
Donald J. Trump, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . .	46	Director
Kashyap “Kash” Patel . . . . . . . . . . . . . . . . . . . . . . . . .	44	Director
W. Kyle Green . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	51	Independent Director (2)
Robert Lighthizer . . . . . . . . . . . . . . . . . . . . . . . . . . . .	76	Independent Director (2)
Linda McMahon . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75	Independent Director (2)

Information regarding the executive officers, key employees, and directors:

Executive Officers

Devin G. Nunes, Public TMTG’s Chief Executive Officer and a Director since 2022, previously served in the U.S. House of Representatives from 2011 to 2022. He was the Republican leader and former Chairman of the HPSCI, a senior Republican on the Ways and Means Committee, and the Republican leader of the Ways and Means Health Subcommittee. Mr. Nunes was a vital contributor to the 2017 tax system overhaul, authoring a key provision to allow same-year expensing of all business investments for entrepreneurs and businesses. He also championed telemedicine to improve healthcare in underserved, rural areas. In his role on HPSCI, Mr. Nunes spent extensive time overseas working with U.S. military personnel, Central Intelligence Agency officials, and world leaders while promoting freedom and democratic values around the globe. During his time in Congress, many regarded Mr. Nunes as the House of Representatives’ preeminent investigator of government malfeasance and corruption; he was awarded the Presidential Medal of Freedom, America’s highest civilian honor, in 2021. Mr. Nunes graduated from Cal Poly San Luis Obispo, where he received a bachelor’s degree in agricultural business and a master’s degree in agriculture. He is the author of “Restoring the Republic” and “Countdown to Socialism,” and was an early and prominent critic of big tech censorship.

Phillip Juhan, Public TMTG’s Chief Financial Officer, has over 20 years of progressive experience in finance leadership roles. From March 2020 until July 2021, Mr. Juhan served as the Chief Financial Officer of Town Sports International Holdings, Inc., a public company listed on the Nasdaq (CLUBQ) which owned and operated fitness clubs in the Northeast and mid-Atlantic regions of the United States, as well as in California, Florida, Puerto Rico, and Switzerland. During this time, Mr. Juhan led an organizational restructuring by optimizing the company’s portfolio of assets and recapitalizing the balance sheet, raising $100 million of fresh capital to position the company for a post-pandemic recovery. From August 2018 until his appointment as CFO in March 2020, Mr. Juhan was Vice President of Business Operations for Town Sports. Previously, Mr. Juhan worked in the Investment Banking Divisions of Prudential Financial (from June 2022 to May 2006) and the Bank of Montreal (from July 2007 to March 2014), where he led consumer focused research within the Financial Services (Real Estate, Gaming and Lodging) and Consumer (Broadlines Retail and Restaurants) sectors. Mr. Juhan attended the U.S. Air Force Academy where he earned the Western Athletic Conference Scholar Athlete Award while playing football for the Falcons. In 1998, he graduated magna cum laude from The Georgia Institute of Technology, earning a Bachelor of Science in Management with a concentration in Finance.

Andrew Northwall, Public TMTG’s Chief Operating Officer since December 2021, is a successful entrepreneur with over fifteen years’ experience building and maintaining high-availability web applications and technologies for government affairs and political organizations. From June 2021 until October 2021, he previously served as Chief Architect at Parler, a free-speech-focused social networking service, to help restore Parler to functionality after it was cut off from the Internet by a consortium of big tech companies. Mr. Northwall also worked extensively with successful political campaigns, government entities, and non-profits serving as CEO of NorthStar Campaign Systems (March 2008 to December 2016), CEO of EZPolitix (December 2015 to December 2021) and owner and president of Northwall Strategies (November 2016 to December 2021). Mr. Northwall attended the University of Nebraska at Omaha, where he studied political science. He oversees general business operations and work with Public TMTG’s technologists to successfully develop and maintain products.

Sandro De Moraes, Public TMTG’s Chief Product Officer since July 2023, has over a decade of experience leading teams in building customer-facing products that deliver business value. He previously held product management leadership roles at Blue Shield of California (February 2018 to June 2019), a health insurance provider with over $24 billion in annual revenues; BOLD North America, a fast-growing business support services corporation, from June 2019 to June 2021; and two social networking startups Mr. De Moraes co- founded between November 2009 and December 2017. He has a Bachelor of Science in Business Management and Marketing from Cornell University and a Master of Business Administration from the University of Geneva, Switzerland. Mr. De Moraes sets product vision, builds the product organization, and ensures that all roles within it are performed efficiently and effectively to deliver on Public TMTG’s strategic and business objectives.

Key Employees

Vladimir Novachki, Public TMTG’s Chief Technology Officer since June 2023, has more than a decade of experience engineering software and developing high-performance, scalable web applications that can handle a large volume of real-time users. Between March 2012 and January 2023, Mr. Novachki was an employee at Cosmic Development, a Canadian IT support services company and served as its Chief Technology Officer beginning in 2016. During that time, Cosmic Development developed many projects, including Little Things (a top Facebook publisher in 2017), Bookmark, America’s Funniest Home Videos and Public TMTG’s partner, Rumble. In 2010, while unaffiliated with any company, Mr. Novachki created one of the first Android mobile applications. Mr. Novachki holds a Bachelor in Computer Science and Engineering degree from the Faculty of Electrical Engineering and Information Technologies in Skopje. He also pursued a master’s degree in Software Engineering from the Faculty of Computer Science and Engineering in Skopje. Mr. Novachki brings impressive breadth, depth, and expertise in the technology sector to our management team.

Scott Glabe, Public TMTG’s General Counsel since April 2022, is a seasoned attorney and counselor. He was most recently a Partner at an Am Law 100 firm from February 2021 until April 2022, where his practice focused on investigations and compliance. Mr. Glabe previously led a 200-person team including members of the Office of Cyber, Infrastructure, Risk and Resilience—as Acting Under Secretary for Policy at the U.S. Department of Homeland Security (DHS) from July 2020 until January 2021. He also held multiple other positions at DHS from May 2019 to January 2021. Before DHS, he represented the White House as an Associate Counsel to President Trump from February 2019 until May 2019 and worked for the U.S. House of Representatives in progressively senior legal and policy roles from April 2015 until February 2019. Earlier in his career, Mr. Glabe practiced in the Washington office of an international law firm from October 2013 to April 2015, clerked for a federal appellate judge from October 2012 to September 2013, and served as an intelligence officer in the U.S. Navy Reserve, including time in inactive reserve from September 2008 until January 2020 (including time in the inactive reserve). He is a graduate of Yale Law School and Dartmouth College.

Directors

Eric S. Swider served as Digital World’s Chief Executive Officer from July 2023 to March 2024. He previously served as our Interim Chief Executive Officer from March 2023 until July 2023 and as a director since September 2021. He also served on the Compensation and Audit Committees and serves as the Chair for both Committees. Mr. Swider has been serving as the Chief Executive Officer of RUBIDEX since January 2020, a start-up company focusing on data security. Mr. Swider founded Renatus Advisors and has been serving as the Managing Partner of Renatus LLC since June 2016. Renatus Advisors works with private clients to resolve complex legal, strategic, and operational matters as well as public clients, providing services related to disaster and economic recovery. From February 2021 to October 2022, Mr. Swider served as a director of Benessere Capital Acquisition Corp., a special purpose acquisition company. From September 2016 to January 2018, Mr. Swider served as the Managing Director of Great Bay Global where he oversaw the launch of a new business division focused on investing in alternative strategies. From December 2014 to June 2016, Mr. Swider served as the Managing Director of OHorizons Global, where he oversaw expansion of a new investment team and was responsible for working on a global basis to expand its client base and investment portfolio. From February 2010 to December 2015, Mr. Swider served as the Managing Director of Oceano Beach Resorts, where he was responsible for growing its new property and resort management group. Mr. Swider received his education in Mechanics Engineering and Nuclear Science Studies at U.S. Naval Engineering and Nuclear A Schools, an intensive two-year program studying nuclear physics, heat transfer and fluid flow, advanced mathematical practices and engineering principles.

Donald J. Trump, Jr. has been an Executive Vice President at The Trump Organization since September 2001, where he helps oversee the company’s extensive real estate portfolio, media and other business interests around the globe. He is and has been an officer of hundreds of entities related to President Donald J. Trump and The Trump Organization. Over the course of his career, Mr. Trump has played a critical role in many of the company’s most successful real estate development projects, including the Trump International Hotel & Tower in Chicago, Trump International Hotel in Washington D.C. and many others. Mr. Trump’s involvement in those projects was extensive, ranging from the initial deal evaluation stage, analysis and pre-development planning to construction, branding, marketing, operations, sales, and leasing. Mr. Trump has also spearheaded efforts to further expand the Trump brand globally and has overseen large segments of The Trump Organization’s commercial leasing business involving properties such as Trump Tower on Fifth Avenue and 40 Wall Street in downtown Manhattan. In addition to his real estate interests, Mr. Trump is an accomplished and sought-after speaker. He has spoken extensively throughout the United States and around the world and maintains an influential social media presence. He was also featured as an advisor on the highly acclaimed NBC shows “The Apprentice” and the “The Celebrity Apprentice.” Mr. Trump received his bachelor’s degree in Finance and Real Estate from the Wharton School of Finance at the University of Pennsylvania.

   Kashyap “Kash” Patel is founder and president of The Kash Foundation, Inc., which supports educational and legal efforts to facilitate government transparency, since 2022. Mr. Patel also currently serves as a national security adviser to Donald J. Trump as a private citizen and receives payment for such services from Save America PAC. He previously served as the Chief of Staff at the Department of Defense (DOD) from November 2020 to January 2021, where his responsibilities included implementing the Secretary’s mission leading 3 million plus personnel, operating a $740 billion budget, and managing $2 trillion in assets. Before the DOD, from January 2019 to October 2021, Mr. Patel served as Senior Director for Counterterrorism (CT) on the National Security Council (NSC); acting principal deputy at the Office of the Director of National Intelligence (ODNI) from April 2021 to July 2021; and National Security Advisor and Senior Counsel for the U.S. House of Representatives Permanent Select Committee on Intelligence (HPSCI) from April 2017 to December 2018. Prior to HPSCI, Mr. Patel was a career national security prosecutor at the Department of Justice (DOJ) during the Obama administration from 2014 to 2017. At DOJ, he coordinated investigations around the globe and served as a Liaison Officer to Joint Special Operations Command (JSOC). Mr. Patel began his career in 2005 as a public defender, trying scores of complex cases in federal and state courts. He completed his undergraduate studies at the University of Richmond before returning to his native New York to earn his law degree.

W. Kyle Green is an attorney with over 20 years of experience in civil litigation and criminal prosecutions. Since 2007, Mr. Green has been Lead Counsel at the Law Office of W. Kyle Green L.L.C., where he represents both plaintiffs and defendants in various matters including civil and criminal litigation and commercial transactions. Previously, Mr. Green served as Assistant District Attorney for the Louisiana Third Judicial District Court between 2015 and 2018 where he was responsible for major felony prosecutions. From 2007 to 2015,
Mr. Green served as the City Prosecutor for the city of Ruston, Louisiana where he successfully prosecuted more than 20,000 criminal defendants. In 2006, the Governor of Louisiana appointed Mr. Green to the state’s Judiciary Commission where he oversaw alleged misconduct involving members of the judiciary until 2007. Mr. Green’s experience also includes time as the in-house counsel and later Vice President of Hogan Hardwood and Moulding, a lumber wholesale company, from 2003 to 2007, and as an attorney at the Law Firm of Coyle and Green, L.L.C. engaged in a civil and criminal legal practice from 1998 to 2003. Mr. Green received a Bachelor of Science degree in Management, magna cum laude, from Louisiana Tech University, and a Juris Doctor degree from Louisiana State University.

Robert Lighthizer has served as the Chairman of the Center for American Trade in the America First Policy Institute since 2021, promoting fair trade policies that put America’s families, workers, manufacturers, and farmers ahead of the interests of global competitors. Mr. Lighthizer previously served as the 18th United States Trade Representative (USTR) under President Trump from 2017 to 2021. Mr. Lighthizer was an architect of American trade policy during the Trump presidency, engineering historic trade agreements with China that prioritized the American economy. An experienced trade negotiator and litigator, Mr. Lighthizer has dedicated his life working for equitable trade enforcement for the U.S. and has an impressive record for fighting for American workers and businesses. Prior to joining the Trump Administration, from 1985 to 2017, Mr. Lighthizer was a partner at Skadden, Arps, Slate, Meagher & Flom, LLP, where he practiced international trade law for over three decades and led the firm’s International Trade Department. Before joining Skadden, Mr. Lighthizer served as Deputy U.S. Trade Representative for President Ronald Reagan from 1983 to 1985. During his tenure, Mr. Lighthizer negotiated over two dozen bilateral international agreements, including agreements on steel, automobiles, and agricultural products. As Deputy USTR, he also served as Vice Chairman of the Board of Overseas Private Investment Corporation, a U.S. government agency whose purpose is to promote economic growth in developing countries through U.S. investment. Previously, from 1978 to 1981, Mr. Lighthizer served as chief minority counsel for the U.S. Senate Committee on Finance, and from 1981 to 1983, Mr. Lighthizer served as chief counsel and staff director for the U.S. Senate Committee on Finance. Mr. Lighthizer earned a bachelor’s degree from Georgetown University and his Juris Doctor from Georgetown University Law Center.

Linda McMahon has over 40 years of business, media, and political leadership experience, and has served since 2021 as the Chair of the Board and Chair of the Center for the American Worker within the America First Policy Institute, a non-profit organization advocating for American career and educational opportunities. In 1980, Ms. McMahon helped co-found the World Wrestling Foundation which was later renamed World Wrestling Entertainment (“WWE”), the world’s largest professional wrestling promotion company, where she served as President and later Chief Executive Officer from 1993 until 2009. Under Ms. McMahon’s innovative leadership, the WWE saw expansive growth from a small regional business to a global enterprise and publicly listed company on the New York Stock Exchange (WWE) with over 800 employees and offices worldwide. While leading the WWE, Ms. McMahon specifically negotiated the company’s global media and television contracts and spearheaded the successful commercial launch of its first line of action figures. In 2016, President Trump nominated Ms. McMahon to be the administrator of the United States Small Business Administration (“SBA”) and the U.S. Senate overwhelmingly confirmed her to that position in 2017. Ms. McMahon led the SBA until 2019, advocating on behalf of America’s 30 million small businesses as a member of President Trump’s cabinet where she directed the agency’s effort to issue over $1 billion in loans to assist small business owners in the aftermath of Hurricane Harvey. Ms. McMahon’s political career also includes an appointment to the Connecticut Board of Education from 2009 until 2010, and serving as the Republican nominee to represent the state of Connecticut in the 2010 and 2012 U.S. Senate elections. Previously, from 2019 to 2020, Ms. McMahon also served as Chair of the America First Action political action committee supporting President Trump’s 2020 reelection campaign and as co-Founder and Chief Executive Officer, from 2017 to 2019, of Women’s Leadership LIVE, a company that hosts events to inspire entrepreneurial women to launch their own businesses. Ms. McMahon received a Bachelor of Arts degree in French from East Carolina University and also holds Honorary Doctorates from East Carolina University and Sacred Heart University.

Except as provided below, to the knowledge of Public TMTG’s officers and directors (“Public TMTG Management”). Public TMTG Management has not been the subject of any events that occurred during the past ten years that are material to an evaluation of the ability or integrity of a director, person nominated to become a director or executive officer of a company such as Public TMTG, as it is required to be reported by Item 401(f) and (g) of Regulation S-K.

1.          Donald J. Trump, Jr. is the subject of numerous legal proceedings. Specifically, Donald J. Trump, Jr. is a named defendant in the New York Attorney General’s case mentioned in Risk Factor: Donald J. Trump is the subject of numerous legal proceedings, the scope and scale of which are unprecedented for a former President of the United States and current candidate for that office. An adverse outcome in one or more of the ongoing legal proceedings in which President Trump is involved could negatively impact Public TMTG and its Truth Social platform. On September 21, 2022, the Attorney General of the State of New York launched a civil suit against Donald J. Trump, Jr. and affiliated individuals and entities. The suit alleged Donald J. Trump, Jr. was aware of and knowingly participated in business fraud relating to misrepresentations in the preparation of President Trump’s annual statements of financial condition in the years 2011 to 2021. In a decision dated November 3, 2022, the court ordered that an independent monitor be appointed to oversee compliance with the court’s order enjoining the defendants from, among other things, selling, transferring or otherwise disposing of certain assets of President Trump. In a decision dated September 26, 2023, the court found that the defendants were liable for persistent violations of New York Executive Law 63(12). Pursuant to that same order, the court also ordered that an independent receiver be appointed to oversee the dissolution of certain entities owned by the defendants. In June 2023, a New York appeals court narrowed the fraud case, the trial for which commenced in October 2023 and closing oral arguments were concluded on January 11, 2024.

New York Supreme Court Justice Arthur Engoron, in a Decision and Order dated February 16, 2024, held President Trump, Donald Trump, Jr., and defendants liable under the following five causes of action. Specifically, (i) for repeatedly and persistently falsifying business records, thus violating Executive Law § 63(12) and New York Penal Law 175.05; (ii) for conspiracy to falsify business records; (iii) for repeatedly and persistently issuing false financial statements, thus violating Executive Law § 63(12) and New York Penal Law 175.45; (iv) for repeatedly and persistently committing insurance fraud in violation of Executive Law § 63(12) and New York Penal Law 176.05; and (v) for conspiracy to commit insurance fraud. The court ordered President Trump and defendants to pay approximately $354,868,768 in aggregate disgorgement of ill-gotten gains. Donald Trump, Jr., was specifically ordered to pay $4,013,024 with pre-judgment interest from May 11, 2022. The court enjoined Donald Trump, Jr., among others from serving as an officer or director of any New York corporation or other legal entity in New York for a period of two years, and from applying for loans from any financial institution chartered by or registered with the New York Department of Financial Services for a period of three years. Separately, the Trump Organization was found guilty of criminal tax fraud in December 2022, and fined $1.6 million in January 2023.
The foregoing does not purport to be an exhaustive list of legal proceedings in which Donald J. Trump, Jr. is or has been involved.

2.          Phillip Juhan, Chief Financial Officer: In March of 2020, Mr. Juhan became the CFO at Town Sports International Holdings, Inc., a public company (listed on the Nasdaq) that operated nearly 200 “big box” fitness clubs. The majority of the company’s assets were in markets such as New York, Boston, D.C., and Philadelphia, where governmental COVID restrictions forced gyms to close for up to six months during 2020. The disruption to cash flow and uncertainty of business recovery precluded Town Sports from refinancing its (approximately $180 million) term loan that came due during the year. As a result, the Company was forced to file for bankruptcy and restructure its business.

Board of Directors

The board of directors consists of seven members, including Public TMTG’s President and Chief Executive Officer. In accordance with the Amended Charter, the board of directors is divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The directors are divided among the three classes as follows:

•	the Class I directors are Kashyap “Kash” Patel and W. Kyle Green, and their terms expire at the annual meeting of stockholders to be held in 2024;

•	the Class II directors are Linda McMahon and Donald J. Trump, Jr., and their terms expire at the annual meeting of stockholders to be held in 2025; and

•	the Class III directors are Eric Swider, Devin Nunes and Robert Lighthizer, and their terms expire at the annual meeting of stockholders to be held in 2026.

Public TMTG expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Indemnification Agreements

On March 25, 2024, in connection with the closing of the Business Combination, Public TMTG adopted the Amended Charter. The Amended Charter provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to Public TMTG or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Public TMTG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Public TMTG also is expressly authorized to carry directors and officers’ liability insurance providing indemnification for Public TMTG’s directors, officers, and certain employees for some liabilities. Further information about the indemnification of Public TMTG’s directors and executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Comparison of Stockholder Rights” and that information is incorporated herein by reference.

In connection with the foregoing, on March 25, 2024, Public TMTG entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for the indemnification and advancement by Public TMTG of certain expenses and costs relating to claims, suits or proceedings arising from service to Public TMTG or, at its request, service to other entities, as officers or directors, to the maximum extent permitted by applicable law.

The foregoing summary is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed hereto as Exhibit 10.37 and the terms of which are incorporated by reference herein to this Current Report on Form 8-K.

Equity Incentive Plan

On the Closing Date, the Equity Incentive Plan became effective. The Equity Incentive Plan is described in greater detail in the section of the Proxy Statement/Prospectus titled “The Incentive Plan Proposal (Proposal 8),” which is incorporated herein by reference.

The description of the Equity Incentive Plan is subject to and qualified in its entirety by reference to the Equity Incentive Plan, which is filed hereto as Exhibit 10.7 and the terms of which are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the Closing Date, Public TMTG’s board of directors adopted a Code of Ethics and Business Conduct that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics and Business Conduct is available on Public TMTG’s website at https://tmtgcorp.com/. Information contained on or accessible through such website is not a part of this Current Report on Form 8-K, and the inclusion of the website address in this Current Report on Form 8-K is an inactive textual reference only. Public TMTG intends to disclose any amendments to the Code of Ethics and Business Conduct, or any waivers of its requirements, on its website to the extent required by applicable rules and exchange requirements.

Item 5.06.	Change in Shell Company Status.

Upon the Closing, the Company ceased to be a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of TMTG as of and for the years ended December 31, 2023 and 2022 set forth in Exhibit 99.2 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to SEC regulations and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Digital World and TMTG as of and for the year ended December 31, 2023 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
2.1†
Agreement and Plan of Merger, dated as of October 20, 2021, as amended on May 11, 2022, August 8, 2023, and September 29, 2023 by and among Digital World Acquisition Corp., DWAC Merger Sub Inc. and Trump Media & Technology Group Corp. (incorporated by reference to Annex A to the proxy statement/prospectus which is part of Amendment No. 6 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 14, 2024).

3.1
Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

3.2*	Second Amended and Restated Certificate of Incorporation of Trump Media & Technology Group Corp.
3.3	Bylaws of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).
3.4
Amended and Restated Bylaws of Trump Media & Technology Group Corp. (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on March 5, 2024).

3.5
Second Amendment to the Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 6, 2023).

4.1
Warrant Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).
10.1
Letter Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.2
Investment Management Trust Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.3
Registration Rights Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp. and certain security holders (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.4
Securities Subscription Agreement, dated January 20, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

10.5
Units Subscription Agreement, dated September 2, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).
10.7*+	Trump Media & Technology Group Corp. 2024 Equity Incentive Plan.
10.8*	Form of Lock-up Agreement by and among Digital World Acquisition Corp., Trump Media & Technology Group Corp. and the Stockholders of Trump Media & Technology Group Corp. thereto.
10.9
Amendment of the Insider Letter, dated May 12, 2022, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC (previously filed as Exhibit 10.12 to the Registration Statement on Form S-4 filed by Digital World Acquisition Corp. on May 16, 2022).

10.10
TMTG Executive Employment Agreement with Phillip Juhan, dated July 7, 2021, as of the Effective Date (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.11
TMTG Amendment to Executive Employment Agreement with Phillip Juhan, dated December 31, 2021, as of the Effective Date (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.12
TMTG Executive Employment Agreement with Devin Nunes, dated January 2, 2022, as of the Effective Date (incorporated by reference to Exhibit 10.14 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.13
TMTG Executive Employment Agreement with Andrew Northwall, dated December 17, 2021, as of the Effective Date (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.14
TMTG Amendment to Executive Employment Agreement with Andrew Northwall, dated December 30, 2023, as of the Effective Date (incorporated by reference to Exhibit 10.16 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.15
Second Amended & Restated License, Likeness, Exclusivity and Restrictive Covenant Agreement, dated February 2, 2024, by and among President Donald J. Trump, DTTM Operations, LLC, and TMTG (incorporated by reference to Exhibit 10.17 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.16
Order Instituting Cease-and Desist Proceedings pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order, dated July 20, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on July 21, 2023).

10.17
Promissory Note, dated September 8, 2022, issued to ARC Global Investments II LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 8, 2022).

10.18
Administrative Services Agreement, dated as of April 5, 2023, by and between the Company and Renatus LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on April 5, 2023).

10.19
Promissory Note to ARC Global Investments II LLC, dated as of April 21, 2023 (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed by Digital World Acquisition Corp. on April 26, 2023).

10.20
Promissory Note to ARC Global Investments II LLC, dated as of April 21, 2023 (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed by Digital World Acquisition Corp. on April 26, 2023).

10.21
Promissory Note, dated June 2, 2023, issued to Renatus Advisors LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on June 2, 2023).

10.22
Promissory Note, dated June 2, 2023, issued to Renatus Advisors LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on June 2, 2023).

10.23
Amendment No. 1 to Investment Management Trust Agreement, dated August 25, 2023, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on August 25, 2023).

10.24	Form of Digital World Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on November 20, 2023).
10.25
Promissory Note to a certain accredited investor, dated as of November 20, 2022, (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on November 22, 2023).

10.26
Form of Digital World Acquisition Corp. Compensation Program Convertible Note (incorporated by reference to Exhibit 10.28 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.27
Form of Warrant Subscription Agreement, dated as of February 7, 2024, by and among Digital World Acquisition Corp. and certain accredited investors 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on February 8, 2024).

10.28
Form of Note Purchase Agreement, dated February 8, 2024, by and among Digital World Acquisition Corp. and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on February 8, 2024).

10.29
Form of Convertible Promissory Note, issued February 8, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on February 8, 2024).

10.30
Retention Bonus Agreement, dated as of February 9, 2024, by and among Digital World Acquisition Corp., Trump Media & Technology Group Corp., ARC Global Investments II, LLC and General Counsel of Trump Media & Technology Group Corp (incorporated by reference to Exhibit 10.32 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.31
Letter Agreement, dated February 8, 2024, between Digital World Acquisition Corp. and Trump Media & Technology Group Corp. (incorporated by reference to Exhibit 10.34 to Amendment No. 4 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on February 12, 2024).

10.32
Amendment to the Warrant Agreement, dated March 15, 2024, by and among Digital World Acquisition Corp., Continental Stock Transfer & Trust Company and Odyssey Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on March 18, 2024).

10.33*	Share Escrow Agreement, dated March 21, 2024, by and among Digital World Acquisition Corp., Trump Media & Technology Group Corp. and Odyssey Transfer & Trust Company.
10.34
ARC Escrow Agreement, dated March 21, 2024, between Digital World Acquisition Corp. and Odyssey Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Trump Media & Technology Group Corp. on March 26, 2024).

10.35
Non-ARC Class B Shareholders Escrow Agreement, dated March 21, 2024, by and among Digital World Acquisition Corp., Continental Stock Transfer & Trust Company and Odyssey Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Trump Media & Technology Group Corp. on March 26, 2024).

10.36*	Form of Non-Competition and Non-Solicitation Agreement.
10.37*	Form of Indemnification Agreement.
10.38
Amended and Restated Promissory Note, dated August 20, 2021, issued to ARC Global Investments II LLC (incorporated by reference to Exhibit 10.2 to the Amended to Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on August 20, 2021).

14.1*	Trump Media & Technology Group Corp. Code of Ethics and Business Conduct.
16.1
Letter from Marcum LLP to the Securities and Exchange Commission, dated August 15, 2023 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on August 15, 2023).

16.2*	Letter from Adeptus Partners LLC to the Securities and Exchange Commission, dated March 29, 2024.
21.1*	List of Subsidiaries of Trump Media & Technology Group Corp.
23.1*	Consent of Adeptus Partners LLC, independent registered public accounting firm of Digital World Acquisition Corp.
99.1*	Audited financial statements of Digital World Acquisition Corp. as of and for the years ended December 31, 2023 and 2022.
99.2*	Audited financial statements of Trump Media & Technology Group Corp. as of and for the years ended December 31, 2023 and 2022.
99.3*	Unaudited pro forma condensed combined financial information of Digital World Acquisition Corp. and Trump Media & Technology Group Corp. as of and for the year ended December 31, 2023.
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith
† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
+Indicates a management or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: March 29, 2024	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary